UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2002

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2 Circle Star Way San Carlos, California	94070-6200
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 701-4000

Item 5.  Other Events.

                On July 19, 2002, Liberate Technologies entered into an agreement with Cisco Systems Investments Ltd. and Cisco Systems, Inc. for the repurchase of 3,963,780 shares of Liberate’s common stock.  The transaction is expected to close before July 26, 2002.

                Please refer to the press release attached as Exhibit 99.1

Item 7.  Financial Statements and Exhibits.

                (c) Exhibits.

Exhibit Number	Exhibit

99.1	Press release dated July 22, 2002 announcing the repurchase by Liberate Technologies of 3,963,780 shares of its common stock from Cisco Systems Investments Ltd. and Cisco Systems, Inc.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: July 22, 2002

	By:	/s/ Mitchell E. Kertzman
Mitchell E. Kertzman
Chief Executive Officer and Director